Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR THIRD QUARTER 2012

ENGLEWOOD, COLO. (October 30, 2012) — CSG Systems International, Inc. (Nasdaq: CSGS), a global provider of software- and services-based business support solutions that help clients generate revenue and maximize customer relationships, today reported results for the quarter ended September 30, 2012.

Key Financial Highlights:

•	Third quarter 2012 results:

•	Total revenues were $190.0 million.

•	Non-GAAP operating income was $31.1 million, or 16.4% of total revenues and GAAP operating income was $21.7 million, or 11.4% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.50. GAAP EPS was $0.29.

•	Cash flows from operations for the quarter were $23.7 million.

•	During the quarter, CSG repurchased 150,000 shares of its common stock for $2.7 million (weighted-average price of $18.14 per share) under its stock repurchase program.

“We continue to remain confident in our ability to achieve the high end of our 2012 financial guidance for both revenues and non-GAAP EPS,” Peter Kalan, chief executive officer and president of CSG Systems, said. “This confidence comes from our ability to find new ways to help our clients be successful in generating revenues, improving their customers’ experiences and becoming more efficient in their operations. In spite of the challenging economic environment facing communications service providers worldwide, we continue to see decisions being made on projects that have a clear objective and quantifiable return on investment.”

CSG Systems International, Inc.

October 30, 2012

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2012	2011	Percent Change	2012	2011	Percent Change
Revenues	$190,001	$182,753	4%	$558,859	$547,157	2%
Non-GAAP Results:
Operating Income	$31,071	$33,315	(7)%	$102,517	$99,044	4%
Operating Income Margin	16.4%	18.2%	—	18.3%	18.1%	—
EPS	$0.50	$0.58	(14)%	$1.66	$1.61	3%
GAAP Results:
Operating Income	$21,728	$22,767	(5)%	$74,425	$69,242	7%
Operating Income Margin	11.4%	12.5%	—	13.3%	12.7%	—
EPS	$0.29	$0.32	(9)%	$1.02	$0.93	10%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the third quarter of 2012 were $190.0 million, a 4% increase when compared to revenues of $182.8 million for the third quarter of 2011, and a 3% increase when compared to $183.9 million for the second quarter of 2012. These revenue increases can be primarily attributed to the additional revenues generated from the Ascade business that CSG acquired in mid-July along with increased revenues from various ancillary services during the current quarter.

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2012 was $31.1 million, or 16.4% of total revenues, compared to $33.3 million, or 18.2%, for the third quarter of 2011. Non-GAAP operating income for the second quarter of 2012 was $33.1 million, or 18.0% of total revenues. The year-over-year decrease in operating income and operating income margin is mainly due to the expected increases in data processing and employee-related costs, as well as the dilutive impact of the acquired Ascade business. The sequential decrease in operating income and operating income margin reflects an increase in employee-related costs and the dilutive impact of the acquired Ascade business.

Non-GAAP EPS for the third quarter of 2012 was $0.50, compared to non-GAAP EPS of $0.58 for the third quarter of 2011, and $0.56 for the second quarter of 2012, with these decreases reflective of the lower operating income for the third quarter of 2012 as discussed above.

GAAP Results: GAAP operating income for the third quarter of 2012 was $21.7 million, or 11.4% of total revenues, compared to $22.8 million, or 12.5%, for the same period in 2011.

CSG Systems International, Inc.

October 30, 2012

GAAP EPS for the third quarter of 2012 was $0.29 compared to $0.32 for the third quarter of 2011.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	September 30, 2012	June 30, 2012	December 31, 2011
Cash, cash equivalents, and short-term investments(1)	$184,769	$196,062	$158,830
Net billed trade accounts receivable	174,137	163,392	179,804
Total long-term debt:
Par value	$318,000	$323,000	$340,000
Unamortized OID	(26,576)	(27,827)	(30,256)

Net debt carrying amount	$291,424	$295,173	$309,744

(1)	The sequential quarterly decrease in cash, cash equivalents and short-term investments as of September 30, 2012 can be mainly attributed to the purchase of the Ascade business in July 2012 for approximately $19 million.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2012	June 30, 2012	September 30, 2011
Cash Flows from Operating Activities:
Operations	$30,108	$29,898	$34,549
Changes in operating assets and liabilities	(6,454)	6,681	(4,239)

Net cash provided by operating activities	$23,654	$36,579	$30,310

Cash Flows from Investing Activities:
Purchases of property and equipment	$(6,938)	$(11,232)	$(8,554)
Cash Flows from Financing Activities:
Repurchase of common stock under stock repurchase program	$(2,722)	$(5,438)	$(7,662)
Payments on long-term debt	(5,000)	(10,000)	(3,500)

2012 Financial Guidance

CSG is maintaining its financial guidance for the full year 2012 as follows:

Revenues	$ 722 - $ 747 million
Non-GAAP EPS	$ 2.00 - $ 2.15
GAAP EPS from continuing operations	$ 1.10 - $ 1.21
Adjusted EBITDA	$ 166 - $ 173 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

CSG Systems International, Inc.

October 30, 2012

Conference Call

CSG will host a one-hour conference call on October 30, 2012, at 5:00 p.m. ET, to discuss CSG’s third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-0844 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, MasterCard, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

CSG Systems International, Inc.

October 30, 2012

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

October 30, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$160,308	$146,733
Short-term investments	24,461	12,097

Total cash, cash equivalents, and short-term investments	184,769	158,830
Trade accounts receivable:
Billed, net of allowance of $2,918 and $2,421	174,137	179,804
Unbilled and other	28,847	30,981
Deferred income taxes	19,758	19,982
Income taxes receivable	5,261	4,139
Other current assets	18,095	16,224

Total current assets	430,867	409,960
Property and equipment, net of depreciation of $120,159 and $116,125	38,243	41,154
Software, net of amortization of $65,959 and $56,521	31,727	29,966
Goodwill	233,803	220,013
Client contracts, net of amortization of $178,338 and $159,225	85,777	98,403
Deferred income taxes	1,998	1,008
Other assets	13,433	14,393

Total assets	$835,848	$814,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$20,500	$27,000
Client deposits	30,596	30,523
Trade accounts payable	33,145	27,198
Accrued employee compensation	45,397	42,005
Income taxes payable	3,473	2,334
Deferred revenue	54,627	44,824
Other current liabilities	18,822	23,501

Total current liabilities	206,560	197,385

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $26,576 and $30,256	270,924	282,744
Deferred revenue	7,452	8,631
Income taxes payable	3,783	4,114
Deferred income taxes	21,374	28,188
Other non-current liabilities	18,225	19,121

Total non-current liabilities	321,758	342,798

Total liabilities	528,318	540,183

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,711 shares and 33,822 shares outstanding	652	645
Additional paid-in capital	457,962	449,376
Treasury stock, at cost, 31,530 and 30,707 shares	(728,243)	(714,893)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	3	1
Unrecognized pension plan losses and prior service costs, net of tax	(1,803)	(1,794)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(736)	(618)
Cumulative foreign currency translation adjustments	2,611	(1,998)
Accumulated earnings	577,084	543,995

Total stockholders’ equity	307,530	274,714

Total liabilities and stockholders’ equity	$835,848	$814,897

CSG Systems International, Inc.

October 30, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues:
Processing and related services	$138,993	$131,099	$408,669	$391,590
Software, maintenance and services	51,008	51,654	150,190	155,567

Total revenues	190,001	182,753	558,859	547,157

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	67,585	62,167	191,879	184,228
Software, maintenance and services	32,826	30,821	91,021	90,400

Total cost of revenues	100,411	92,988	282,900	274,628
Other operating expenses:
Research and development	28,526	27,921	84,242	84,479
Selling, general and administrative	33,963	31,011	99,387	96,876
Depreciation	5,373	6,404	17,084	18,924
Restructuring charges	—	1,662	821	3,008

Total operating expenses	168,273	159,986	484,434	477,915

Operating income	21,728	22,767	74,425	69,242

Other income (expense):
Interest expense	(4,078)	(4,175)	(12,336)	(12,841)
Amortization of original issue discount	(1,251)	(1,158)	(3,680)	(4,027)
Interest and investment income, net	263	186	635	595
Other, net	452	2,151	524	863

Total other	(4,614)	(2,996)	(14,857)	(15,410)

Income before income taxes	17,114	19,771	59,568	53,832
Income tax provision	(7,701)	(9,292)	(26,479)	(22,844)

Net income	$9,413	$10,479	$33,089	$30,988

Weighted-average shares outstanding – Basic:
Common stock	31,980	32,765	32,189	32,747
Participating restricted stock	—	141	22	210

Total	31,980	32,906	32,211	32,957

Weighted-average shares outstanding – Diluted:
Common stock	32,398	32,887	32,423	32,937
Participating restricted stock	—	141	22	210

Total	32,398	33,028	32,445	33,147

Earnings per common share:
Basic	$0.29	$0.32	$1.03	$0.94
Diluted	0.29	0.32	1.02	0.93

CSG Systems International, Inc.

October 30, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net income	$33,089	$30,988
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	17,084	18,924
Amortization	33,294	31,599
Amortization of original issue discount	3,680	4,027
Gain on short-term investments and other	(46)	(46)
Deferred income taxes	(7,789)	1,637
Excess tax benefit of stock-based compensation awards	(406)	(824)
Stock-based employee compensation	9,990	9,684

Subtotal	88,896	95,989
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	13,212	(9,019)
Other current and non-current assets	353	574
Income taxes payable/receivable	(151)	(949)
Trade accounts payable and accrued liabilities	(92)	(31,096)
Deferred revenue	6,204	(26,365)

Net cash provided by operating activities	108,422	29,134

Cash flows from investing activities:
Purchases of property and equipment	(20,488)	(19,615)
Purchases of short-term investments	(45,499)	(31,903)
Proceeds from sale/maturity of short-term investments	33,152	35,200
Acquisition of business, net of cash acquired	(19,085)	—
Acquisition of and investments in client contracts	(4,253)	(6,713)

Net cash used in investing activities	(56,173)	(23,031)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,572	1,158
Repurchase of common stock	(16,323)	(11,881)
Payments on acquired equipment financing	(765)	(1,357)
Payments on long-term debt	(22,000)	(67,649)
Payments of deferred financing costs	—	(205)
Excess tax benefit of stock-based compensation awards	406	824

Net cash used in financing activities	(37,110)	(79,110)

Effect of exchange rate fluctuations on cash	(1,564)	(691)

Net increase (decrease) in cash and cash equivalents	13,575	(73,698)
Cash and cash equivalents, beginning of period	146,733	197,858

Cash and cash equivalents, end of period	$160,308	$124,160

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$11,193	$11,739
Income taxes	33,196	22,542

CSG Systems International, Inc.

October 30, 2012

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended September 30, 2012	Quarter Ended June 30, 2012	Quarter Ended September 30, 2011
Americas	87%	88%	85%
Europe, Middle East and Africa	9%	8%	10%
Asia Pacific	4%	4%	5%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended September 30, 2012	Quarter Ended June 30, 2012	Quarter Ended September 30, 2011
Comcast	21%	19%	20%
DISH	13%	14%	12%
Time Warner	10%	10%	10%

ACP Customer Accounts (in thousands, at end of period)

	September 30, 2012	June 30, 2012	September 30, 2011
Cable/Satellite Customer Accounts	49,224	49,171	48,730

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October 30, 2012

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG Systems International, Inc.

October 30, 2012

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Ascade acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Ascade acquisition-related charges relate to certain direct and incremental expenses related to the acquisition of Ascade, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

CSG Systems International, Inc.

October 30, 2012

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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October 30, 2012

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30, 2012		Quarter Ended September 30, 2011
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$21,728	11.4%	$22,767	12.5%
Restructuring charges	—	—	1,662	0.9%
Stock-based compensation	3,461	1.9%	3,155	1.7%
Amortization of acquired intangible assets	5,882	3.1%	5,731	3.1%

Non-GAAP operating income	$31,071	16.4%	$33,315	18.2%

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$74,425	13.3%	$69,242	12.7%
Restructuring charges	821	0.1%	3,008	0.5%
Ascade acquisition-related charges	344	0.1%	—	—
Stock-based compensation	9,990	1.8%	9,684	1.8%
Amortization of acquired intangible assets	16,937	3.0%	17,110	3.1%

Non-GAAP operating income	$102,517	18.3%	$99,044	18.1%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended September 30, 2012		Quarter Ended September 30, 2011
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (3)
GAAP income before income taxes	$17,114	$0.29	$19,771	$0.32
Restructuring charges	—	—	1,662	0.04
Stock-based compensation	3,461	0.07	3,155	0.07
Amortization of acquired intangible assets	5,882	0.12	5,731	0.13
Amortization of OID	1,251	0.02	1,158	0.02

Non-GAAP income before income taxes	$27,708	$0.50	$31,477	$0.58

CSG Systems International, Inc.

October 30, 2012

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (3)
GAAP income before income taxes	$59,568	$1.02	$53,832	$0.93
Restructuring charges	821	0.02	3,008	0.06
Ascade acquisition-related charges	344	0.01	—	—
Stock-based compensation	9,990	0.20	9,684	0.20
Amortization of acquired intangible assets	16,937	0.34	17,110	0.34
Amortization of OID	3,680	0.07	4,027	0.08

Non-GAAP income before income taxes	$91,340	$1.66	$87,661	$1.61

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income. This resulted in estimated effective income rates for non-GAAP purposes for the quarter and nine months ended September 30, 2012, of 41%; and (ii) the weighted-average diluted shares outstanding for the quarter and nine months ended September 30, 2012 of 32.4 million.
(3)	These items represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income. This resulted in estimated effective income rates for non-GAAP purposes for the quarter and nine months ended September 30, 2011 of 39%; and (ii) the weighted-average diluted shares outstanding for the quarter and nine months ended September 30, 2011 of 33.0 million and 33.1 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP operating income	$21,728	$22,767	$74,425	$69,242
Restructuring charges	—	1,662	821	3,008
Ascade acquisition-related charges	—	—	344	—
Depreciation	5,373	6,404	17,084	18,924
Amortization of acquired intangible assets (4)	5,882	5,731	16,937	17,110
Amortization of other intangible assets (4)	5,622	3,921	14,246	12,218
Stock-based compensation	3,461	3,155	9,990	9,684

Adjusted EBITDA	$42,066	$43,640	$133,847	$130,186

Adjusted EBITDA as a percentage of revenues	22%	24%	24%	24%

CSG Systems International, Inc.

October 30, 2012

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$9,413	$10,479	$33,089	$30,988
Interest expense (5)	4,078	4,175	12,336	12,841
Amortization of OID	1,251	1,158	3,680	4,027
Interest and investment income and other, net	(715)	(2,337)	(1,159)	(1,458)
Income tax provision	7,701	9,292	26,479	22,844
Depreciation	5,373	6,404	17,084	18,924
Amortization of acquired intangible assets (4)	5,882	5,731	16,937	17,110
Amortization of other intangible assets (4)	5,622	3,921	14,246	12,218
Stock-based compensation	3,461	3,155	9,990	9,684
Ascade acquisition-related charges	—	—	344	—
Restructuring charges	—	1,662	821	3,008

Adjusted EBITDA	$42,066	$43,640	$133,847	$130,186

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities	$23,654	$30,310	$108,422	$29,134
Income tax provision	7,701	9,292	26,479	22,844
Changes in operating assets and liabilities and deferred taxes	7,901	1,258	(11,737)	65,218
Interest expense (5)	4,078	4,175	12,336	12,841
Interest and investment income and other, net	(715)	(2,337)	(1,159)	(1,458)
Ascade acquisition-related charges	—	—	344	—
Restructuring charges	—	1,662	821	3,008
Other	(553)	(720)	(1,659)	(1,401)

Adjusted EBITDA	$42,066	$43,640	$133,847	$130,186

(4)	Amortization on the cash flows statement is made up of the following items for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Amortization of acquired intangible assets	$5,882	$5,731	$16,937	$17,110
Amortization of other intangible assets	5,622	3,921	14,246	12,218
Amortization of deferred financing costs	694	732	2,111	2,271

Total amortization	$12,198	$10,384	$33,294	$31,599

(5)	Interest expense includes amortization of deferred financing costs as provided in Note 4 above.

CSG Systems International, Inc.

October 30, 2012

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011 (6)
Cash flows from operating activities	$23,654	$30,310	$108,422	$29,134
Purchases of property and equipment	(6,938)	(8,554)	(20,488)	(19,615)

Non-GAAP free cash flow	$16,716	$21,756	$87,934	$9,519

(6)	Cash flows from operating activities for the nine months ended September 30, 2011 was negatively impacted by the unfavorable changes in working capital items, primarily related to the following items: (i) the change in the monthly invoice timing for DISH Network, which was included as part of its contract renewal terms in January 2011, which had a negative $20 million impact in the first quarter of 2011; (ii) the timing of payments for several items specific to the first quarter of 2011, including 2010 employee incentive bonuses and approximately $8 million of Intec acquisition-related expenses, both of which were accrued expenses as of December 31, 2010.

Non-GAAP Financial Measures – 2012 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2012 full year financial guidance, is as follows:

2012 Guidance
GAAP operating income margin	12.5%
Restructuring charges (7)	0.1%
Ascade acquisition charges (8)	0.1%
Stock-based compensation (9)	1.8%
Amortization of acquired intangible assets (10)	3.0%

Non-GAAP operating income margin (“approximately 17.5%”)	17.5%

(7)	This represents the pretax impact of restructuring charges of $1.0 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.
(8)	This represents the pretax impact of Ascade acquisition charges of $0.5 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.
(9)	This represents the pretax impact of stock-based compensation expense of an estimated $13 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.
(10)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $22 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.

CSG Systems International, Inc.

October 30, 2012

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2012 full year financial guidance is as follows:

	2012 Guidance Range (11)
	Low Range	High Range
GAAP EPS	$1.10	$1.21
Restructuring charges (12)	0.01	0.01
Ascade acquisition charges (13)	0.01	0.01
Stock-based compensation (14)	0.29	0.31
Amortization of acquired intangible assets (15)	0.48	0.50
Amortization of OID (16)	0.11	0.11

Non-GAAP EPS	$2.00	$2.15

(11)	The estimated after-tax impact of these items is calculated using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, and the anticipated approval of R&D tax credits by the end of 2012, resulting in an estimated effective income tax rate for non-GAAP purposes of approximately 41%; and (ii) the estimated weighted-average diluted shares outstanding of 32.3 million.
(12)	This represents the after-tax impact on a per diluted share basis of the full year restructuring charges of approximately $1 million.
(13)	This represents the after-tax impact on a per diluted share basis of the full year Ascade acquistion charges of approximately $0.5 million.
(14)	This represents the estimated after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million.
(15)	This represents the estimated after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $22 million.
(16)	This represents the estimated after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2012 full year financial guidance at the mid-point (in thousands):

2012
GAAP operating income	$92,000
Restructuring charges	1,000
Ascade acquisition charges	500
Depreciation	24,000
Amortization of acquired intangible assets	22,000
Amortization of other intangible assets	17,000
Stock-based compensation	13,000

Adjusted EBITDA	$169,500

Adjusted EBITDA as a percentage of revenues	23%

CSG Systems International, Inc.

October 30, 2012

2012
Net income	$37,000
Interest expense	16,000
Amortization of OID	5,000
Income tax provision	34,000
Restructuring charges	1,000
Ascade acquisition charges	500
Depreciation	24,000
Amortization of acquired of intangible assets	22,000
Amortization of other intangible assets	17,000
Stock-based compensation	13,000

Adjusted EBITDA	$169,500

2012
Cash flows from operating activities (midpoint of guidance)	$125,000
Income tax provision	34,000
Changes in operating assets and liabilities and deferred taxes	(6,000)
Restructuring charges	1,000
Ascade acquisition charges	500
Interest expense	16,000
Other	(1,000)

Adjusted EBITDA	$169,500

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2012
Cash flows from operating activities (midpoint of guidance)	$125,000
Purchases of property and equipment	(30,000)

Non-GAAP free cash flow	$95,000